                                                                      Exhibit 21

                         List of Operating Subsidiaries

                                                                                          Names under which
Name of Company                              Jurisdiction of Incorporation          Subsidiary conducts business
---------------                              -----------------------------          ----------------------------
Long Reach Holdings, Inc.                              Delaware                              Long Reach
                                                                                             Rol-Lift
                                                                                             Brudi

Long Reach Brudi Pacific Pty. Ltd.                     Australia                             Brudi Pacific Pty. Ltd.
